UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K/A

AMENDMENT NO. 1
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 10, 2012

______________

Sionix Corporation
(Exact name of registrant as specified in its charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

914 Westwood Blvd., Box 801 Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

(704) 971-8400
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Explanatory Note

The purpose of this Amendment No. 1 to the Current Report on Form 8-K which was filed with the Securities and Exchange Commission on October 24, 2012 is to correct the amount of compensation paid to Convertible Capital, as disclosed under Item 5.02(c).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Departure of Directors

On October 22, 2012 Sionix Corporation (the "Company") received the resignation of Frank Power as a member of the Board of Directors, effective October 23, 2012.

(c)           Appointment of Officers

On October 8, 2012, the Company's Board of Directors approved the appointment of Ken Calligar as the Interim Chief Executive Officer.  Mr. Calligar accepted the appointment and agreed to serve as the Company's Interim Chief Executive Officer for a period of 6 months.

In July 2008, Mr. Calligar, age 55, founded Convertible Capital, a division of Trump Securities, a New York based investment banking firm specializing in highly tailored capital raising and advisory work, and he remains its Managing Partner.  From 2006 to 2008, Mr. Calligar was a managing director with Jefferies & Co. where he ran the equity-linked Capital Markets Group.  In addition he has held managing positions in convertible securities groups at H&Q, Chase, PaineWebber, and UBS.  Mr. Calligar is also a member of our Board of Directors.

Convertible Capital earned a fee of  $38,000 for services rendered in the placement of the Company's 10% convertible promissory notes together with warrants which closed on September 29, 2012.

Since October 2011, Mr. Calligar, has been the holder of an approximately 6% membership interest in REVH20, LLC, a New York based provider of a fluids management suite-of-services to drillers and producers to reduce their overall costs and maximize their efficiency.  REVH2O is currently constructing its primary water remediation and recycling facility in the heart of the Marcellus Shale (Ulysses, PA) gas formation.  REVH20 holds a minority membership interest in Williston Basin 1, LLC.  The Company is a 60% member of Williston Basin 1, LLC..  REVH20 also holds shares of the Company's common stock and warrants for the purchase of the Company's common stock, and certain of its principals are holders of the Company's common stock.

Mr. Calligar will receive a monthly fee of $15,000 for his services as Interim Chief Executive Officer, which is payable in cash pursuant to the Company's normal payroll procedures.  Mr. Calligar will also receive a grant of 5,000,000 shares of the Company's restricted common stock, of which 2,500,000 shares will be issued immediately and 2,500,000 shares will be issued after January 1, 2013.  The shares will be issued regardless of the status of Mr. Calligar’s position with the Company at that time.

There is no arrangement between Mr. Calligar and any other person pursuant to which he was selected as the Company's Interim Chief Executive Officer.  There is no family relationship between Mr. Calligar and any of our directors or executive officers.

(d)           Election of Directors

On October 23, 2012 the Company's Board of Directors approved the appointment of Henry Sullivan as a director.  On October 23, 2012, Mr. Sullivan accepted the appointment.

There is no arrangement between Mr. Sullivan and any other person pursuant to which he was selected as a director.

As of the date of this report, the Board of Directors is comprised of James W. Alexander (Interim Chairman), Bernard Brogan, Ken Calligar, Henry Sullivan and David R. Wells.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2012

SIONIX CORPORATION

By:	/s/ David R. Wells
David R. Wells
President and Chief Financial Officer

3